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                                                                    EXHIBIT 99.3
                                                                    ------------

                     STOCKHOLDER INDEMNIFICATION AGREEMENT

          This STOCKHOLDER INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of June 3, 1999, is by and among Stimsonite Corporation, a Delaware corporation (the "Company"), on the one hand and the stockholders of the Company set forth on the signature pages hereto (each, a "Stockholder" and, collectively, the "Stockholders"), on the other hand.

                                   RECITALS:

          WHEREAS, concurrently herewith, Avery Dennison Corporation, a Delaware corporation ("Purchaser"), Vision Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Purchaser, and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement," capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement); and

          WHEREAS, the board of directors of the Company has determined that it would be advisable and in the best interests of its stockholders for Purchaser to acquire the Company on the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS, as a condition to entering into the Merger Agreement, Purchaser has required that the Stockholders agree, and the Stockholders have agreed, to enter into the Tender Agreement, under which each Stockholder is, among other things, agreeing to tender all of such Stockholder's shares of Common Stock in the Offer upon the terms and conditions set forth in the Merger Agreement; and

          WHEREAS, the Company, in order to induce each of the Stockholders to enter into the Tender Agreement, has agreed to provide the Stockholders with the benefits contemplated by this Agreement; and

          WHEREAS, as a result of the provision of such benefits each of the Stockholders has agreed to enter into the Tender Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

          "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by a Stockholder or any of the foregoing alleged by any claimant or any claim against such Stockholder solely by reason of him or it, in each case, being a party to the Tender Agreement.

          "Excluded Claim" means Losses or Expenses in connection with any claim:
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          (i) Based upon or attributable to a Stockholder gaining any personal profit or advantage to which such Stockholder is not entitled; or

          (ii) For the return by a Stockholder of any remuneration paid to such Stockholder that is illegal; or

          (iii) For an accounting of profits made from the purchase or sale by a Stockholder of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar provisions of any state law; or

          (iv) Resulting from a Stockholder's fraudulent, dishonest or willful misconduct; or

          (v) The payment of which by the Company under this Agreement is not permitted by applicable law; or

          (vi) Resulting from an intentional breach of the Tender Agreement by a Stockholder.

          "Expenses" means any reasonable expenses incurred by any Stockholder as a result of a claim or claims made against him or it for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals, but shall not include fines or penalties; provided, however, that Expenses shall not include expenses that would have been incurred by such Stockholder in the absence of this Agreement in connection with such Stockholder's tender of such Stockholder's shares of Common Stock in the Offer or the exchange of such shares in the Merger.

          "Loss" means any amount which any Stockholder is legally obligated to pay as a result of a claim or claims made against him or it for Covered Acts, including, without limitation, damages and judgments and sums paid in settlement of a claim or claims, but shall not include fines or penalties.

     2. Indemnification. The Company shall indemnify each of the Stockholders and hold each of them harmless from any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

     3. Excluded Coverage. The Company shall have no obligation to indemnify any Stockholder for and hold him or it harmless from any Loss or Expense that has been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

     4.   Indemnification Procedures.

          (a) Promptly after receipt by any Stockholder of notice of the commencement of or the threat of commencement of any action, suit or proceeding, such Stockholder shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof.

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          (b) The Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably satisfactory to each of the Stockholders party to such action, suit or proceeding, upon the delivery to such Stockholders of written notice of its election so to do. After delivery of such notice, the Company will not be liable to any Stockholder under this Agreement for any legal or other Expenses subsequently incurred by such Stockholder in connection with such defense other than reasonable Expenses of investigation; provided, however, that each Stockholder shall have the right to employ his or its own counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at such Stockholder's expense; provided further that if (i) the employment of counsel by such Stockholder has been previously authorized by the Company, (ii) such Stockholder shall have reasonably concluded that there may be a conflict of interest between the Company and such Stockholder in the conduct of any such defense or (iii) the Company shall not have employed counsel to assume the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

          (c) All payments on account of the Company's indemnification obligations under this Agreement shall be made within 60 days of any Stockholder's written request therefor unless a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the claims giving rise to such Stockholder's request are Excluded Claims or otherwise not payable under this Agreement, provided, however, that all payments on account of the Company's obligations under Paragraph 4(b) of this Agreement prior to the final disposition of any action, suit or proceeding shall be made within 20 days of any Stockholder's written request therefor and such obligation shall not be subject to any such determination but shall be subject to Paragraph 4(d) of this Agreement.

          (d) Each of the Stockholders agrees, severally and not jointly, that he or it will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against such Stockholder in the event and only to the extent that a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Stockholder is not entitled to be indemnified by the Company for such Losses or Expenses because the claim is an Excluded Claim or because such Stockholder is otherwise not entitled to payment under this Agreement.

     5. Settlement. The Company shall have no obligation to indemnify any Stockholder under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any fine, penalty or other obligation on any Stockholder without such Stockholder's written consent. Neither the Company nor any Stockholder shall unreasonably withhold their consent to any proposed settlement.

     6. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Stockholders may be entitled under any bylaw, agreement, vote of stockholders or of directors or otherwise, and shall continue after the Stockholders cease to be stockholders of the Company.

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     7.   Enforcement.

          (a) The Stockholders' right to indemnification shall be enforceable by any such Stockholder only in the state courts of the State of Delaware and shall be enforceable notwithstanding any adverse determination, other than a determination made by a court in a final adjudication from which there is no further right of appeal. In any such action, if a prior adverse determination has been made, the burden of proving that indemnification is required under this Agreement shall be on the Stockholder against whom such determination has been made. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse determination shall have been made.

          (b) In the event that any action is instituted by any Stockholder under this Agreement, or to enforce or interpret any of the terms of this Agreement, such Stockholder shall be entitled to be paid all court costs and expenses, including reasonable fees and expenses of such Stockholder's counsel, incurred by such Stockholder with respect to such action, unless the court determines that each of the material assertions made by such Stockholder as a basis for such action were not made in good faith or were frivolous.

     8. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.

     10. Consent to Jurisdiction. The Company and the Stockholders each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     11. Successor and Assigns. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (b) shall be binding on and inure to the benefit of the successors, assigns, heirs, personal representatives and estate of each of the Stockholders.

     12. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       Stimsonite Corporation



                                       By: /s/ Thomas C. Ratchford
                                           -----------------------------------
                                           Name:  Thomas C. Ratchford
                                           Title: Secretary

                                       Quad-C Partners II, L.P.
                                       By its general partner:
                                               Quad-C XI, L.C.



                                       By: /s/ Edward T. Harvey, Jr.
                                           -----------------------------------
                                           Name:  Edward T. Harvey, Jr.
                                           Title: Vice President

                                       Quad-C Partners III, L.P.
                                       By its general partner:
                                               Quad-C II, L.C.



                                       By: /s/ Edward T. Harvey, Jr.
                                           -----------------------------------
                                           Name:  Edward T. Harvey, Jr.
                                           Title: Vice President



                                                /s/ Terrence D. Daniels
                                        --------------------------------------
                                                 Terrence D. Daniels



                                               /s/ Edward T. Harvey, Jr.
                                        --------------------------------------
                                                 Edward T. Harvey, Jr.



                                                   /s/ Jay R. Taylor
                                        --------------------------------------
                                                    Jay R. Taylor

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